Exhibit 10.13

AMENDMENT NO. 2

TO

DEVELOPMENT, COMMERCIALIZATION AND LICENSING AGREEMENT

This Amendment No. 2 to Development, Commercialization and Licensing Agreement (the “Amendment”) is made and effective as of May         , 2008, by and between Laboratory Corporation of America Holdings (“LabCorp”) and ARCA Discovery, Inc. (“ARCA”).

WHEREAS, LabCorp and ARCA entered into a Development, Commercialization and Licensing Agreement dated February 1, 2007, which was amended pursuant to an Amendment No. 1 dated May 14, 2007 (as amended, the “License Agreement”), and

WHEREAS, the parties desire to further amend the terms of the License Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants of the parties and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LabCorp and ARCA agree to the following amendments to the License Agreement:

1. Inclusion of LabCorp Wholly-Owned Subsidiaries as Licensees.

a. Section 2.1 of the License Agreement shall be amended by deleting the parenthetical that currently states “(and to those Affiliates [ * ]”, and replacing it with “[ * ].

b. Section 2.8 of the License Agreement is hereby deleted in its entirety.

c. Section 10.2(j) of the License Agreement is hereby deleted in its entirety.

d. Exhibit A of the License Agreement is hereby deleted in its entirety.

e. For informational purposes, attached as Exhibit A to this Amendment is a list of wholly-owned subsidiaries of LabCorp as of the date of this Amendment.

2. Permitted Sublicensees.

a. In Section 2.6 of the License Agreement, the [ * ] are hereby deleted and replaced with [ * ].

b. Exhibit B of the License Agreement is hereby deleted in its entirety and replaced with Exhibit B of this Amendment.

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

c. The following language shall be added to the end of Section 2.6: “ARCA expressly acknowledges that LabCorp shall be permitted to enter into a sublicense with [ * ], subject to the terms of this Section 2.6, [ * ]. If LabCorp enters into a sublicense with [ * ] shall be deemed to be LabCorp’s [ * ] sublicensee [ * ] under this Section 2.6.”

3. A new Section 3.10 shall be added, as follows: “3.10 Additional Committees. The Parties agree that it is desirable to delegate certain responsibilities of the Diagnostics Committee to subcommittees with more narrowly defined responsibilities. The following subcommittees shall be set up within 30 days of the date of Amendment No. 2 to this Agreement, each with the specific responsibilities as set forth below. The Diagnostics Committee shall retain the responsibility for approving each of the deliverables identified below. Each Party, acting through its individual representatives on the subcommittees, shall have an obligation to use commercially reasonable efforts to complete these deliverables within the applicable timelines. The obligations set forth in this new Section 3.10 shall supersede any inconsistent obligations in any other provision of this Agreement:

[ * ]

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

[ * ]

4. Removal of Prior Deadlines. In Sections 4.3 and 5.2 (relating to the Regulatory Plan and Commercial Plan), in the last sentence before clause (a) of each such Section, the words “will be completed within [ * ] and” shall be deleted. In Section 5.3, the following sentence shall be deleted: “A proposed Marketing and Sales Plan will be distributed to the Diagnostics Committee within [ * ] and an approved Marketing and Sales Plan shall be completed within [ * ]

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

[ * ]

5. No Other Amendments. Except as otherwise amended by this Amendment, all other terms and conditions in the License Agreement will remain in full force and effect. This Amendment shall be governed by and construed according to the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers or representatives as of the dates shown below.

ARCA Discovery, Inc.		Laboratory Corporation of America Holdings

By:	/s/ Christopher Ozeroff	By:	/s/ Bradford T. Smith

Name:	Christopher Ozeroff	Name:	Bradford T. Smith
Title:	EVP Bus. Dev. & GC	Title:	Executive Vice President
Date:	June 10, 2008	Date:	June 6, 2008

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

EXHIBIT A

WHOLLY-OWNED SUBSIDIARIES OF LABCORP

[ * ]

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

EXHIBIT B

PERMITTED SUBLICENSEES

[ * ]

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.